Master Lease Agreement
                                                                No. M2038
GLOBAL VANTAGE LTD.


                                                         Date September 29, 2000

Lessor: Global Vantage Ltd.                Lessee: Centennial Technologies, Inc.

Address:                                   Address:
1350 Old Bayshore Highway, Suite 500               7 Lopez Road
Burlingame, California  94010                      Wilmington, MA  01887



1.  LEASE OF EQUIPMENT
On the terms and conditions of this Master Lease Agreement (the "Master Agreement") Lessor leases to Lessee and Lessee leases from lessor, the items of personal property, together with all replacement parts, repairs, additions and accessions thereto (collectively, the "Equipment" and individually, an "Item") described in each Lease schedule(s) (a "Lease Schedule") which incorporates this Master Agreement. Notwithstanding anything to the contrary, the terms and conditions of this Master Agreement shall be construed and interpreted as to each Lease Schedule as if a separate lease shall have been executed between the parties with regard to the equipment on such Lease Schedule. The term "Lease" when used herein shall refer to an individual Lease Schedule which incorporates this Master Agreement. In the event of any conflict between the provisions of any Lease Schedule and those of this Master Agreement, the provisions of the Lease Schedule shall be controlling, but only with respect to such Lease Schedule. Until a Lease is duly executed by Lessor, a Lease signed be Lessee constitutes an irrevocable offer by Lessee to Lease from Lessor. The equipment is to be delivered and installed at Lessee's expense at the location specified on the applicable Lease Schedule. The equipment shall be deemed to have been accepted by Lessee for all purposes under the Lease upon Lessor's receipt of a Delivery and Acceptance Certificate, or other evidence of acceptance satisfactory to Lessor, executed by Lessee with respect to such Equipment (the "Acceptance Certificate"). Lessee shall inspect each item upon delivery and promptly execute and deliver to Lessor an Acceptance Certificate with respect thereto if such Item is acceptable to Lessee. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason.

2.  TERM AND RENT
(a) Rate Floats, fixed at time of funding. The monthly rental payment stated in the attached "Lease Schedule", is subject to increase if like Prime or Treasury rates, whichever is greater, on the date of the Lessee's signed acceptance of the equipment are 25 basis points or more greater than the rates for like Prime or Treasury's on the date Lessee signs this Lease. The increase shall be based upon the entire increase in basis points. (b) The term of each Lease shall be comprised of the Installation Term and the Initial Term. The "Installation Term" shall commence on the date Lessee has accepted the Equipment as evidenced by the date indicated on the applicable Acceptance Certificate (the "Acceptance Date") and terminate on the Commencement Date. The "Commencement Date" shall mean, where the Acceptance Date for the Equipment falls on the first day of the month (if scheduled rental payments are due monthly) or quarter (if scheduled rental payments are due quarterly), that date, or in any other case, the first day of the month or quarter following the month or quarter, as applicable, in which such Acceptance Date falls. The "Initial Term" of the Lease shall commence on the Commencement Date and shall continue for the number of months or quarters as applicable specified in the Lease. Rental payments shall be in the amounts and shall be due and payable as set forth in the Lease whether or not Lessee has received any notice that such payments are due. Lessee shall, in addition, pay interim rent to Lessor on a pro-rata basis from the Acceptance Date to the Commencement Date. If any rent or other amount payable under a Lease is not paid when due, Lessee shall pay as an administrative and late charge an amount equal to 10% of the amount of any such overdue payments. In addition, Lessee shall pay interest on such delinquent payment from 30 days after its due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by law, whichever is lower. All payments to be made to Lessor shall be made to Lessor at the address shown above or at such other place as Lessor shall specify in writing. (c) A Lease shall be automatically extended at the expiration of the Initial Term for a term of (4) months (such four month period and any subsequent monthly extension thereof referred to herein as the "Extended Term") unless
Lessee written notice to Lessor not less than (3) months prior to such expiration date of Lessee's election to (i) return the equipment pursuant to section 19 of the Master Agreement or (ii) exercise its options, if any, to purchase the Equipment described in such Lease or to renew such lease. Thereafter, the term of such Lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given Lessor at least 120 days written notice of termination of such Lease. The rental set forth in the Lease shall continue to be due and payable by Lessee on the same periodic basis during such Extended Term (the phrases Installation Term, Initial Term and Extension Term are sometimes collectively referred to herein as "Term") Failure by Lessee to return the Equipment in accordance with Section 19 when notice of termination had been provided by Lessee to Lessor shall render such notice null and void. At any time after the expiration of the Initial Term, if the Lease has been automatically extended as set forth herein, Lessor reserves the right to terminate the Lease upon 30 days written notice to Lessee.

3.   POSSESSION: INSPECTION: PERSONAL PROPERTY
No right title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the term of the Lease (provided no Event of Default as defined below exists) free from interference by any person claiming by, through or under Lessor. At its option Lessor may require Lessee at Lessee's expense to affix labels, plates or markings in a prominent location on the Equipment indicating Lessor is the owner. Each item shall be kept at the location set forth in the applicable Lease Schedule. Lessor may enter the premises where the Equipment is located during business hours for the purpose of inspecting the Equipment and during the last four months of the initial Term or during the Extended Term for the purpose of showing the Equipment to prospective purchasers or lessees of the Equipment. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. LESSEE SHALL KEEP EACH ITEM FREE AND CLEAR OF ALL LIENS AND OTHER ENCUMBRANCES OTHER THAN THOSE ARISING BY, THROUGH OR UNDER LESSOR.

4.   ASSIGNMENT OF PURCHASE DOCUMENTS
Lessee hereby  assigns to Lessor all of Lessee's  rights and interest in and to:
(a) the Equipment described in any Lease Schedule and (b) any purchase order, contract or other documents (collectively, "Purchase Documents") relating thereto that Lessee has entered into with the seller of the Equipment as specified in such Lease Schedule (the "Seller"). The foregoing assignment is an assignment of rights only, and Lessee shall remain liable for all obligations under the Purchase Documents except for the obligation to pay for the Equipment as described in Section 5 hereof. At Lessor's request, Lessee shall deliver to Lessor writing acceptable to Lessor whereby Seller acknowledges, and provides any required consent to, such assignment. If Lessee has not entered into any Purchase Document for the Equipment with Seller, Lessee authorizes Lessor to act as Lessee's agent to issue a purchase order to Seller for the Equipment and for associated matters and such purchase order shall be considered a Purchase Document for the purposes of this Section 4.

5.  PURCHASE OF EQUIPMENT
Provided that Event of Default (as defined in Section 10) exists, and no event has occurred and is continuing that with notice or lapse of time or both constitutes an Event of Default. Lessor shall be obligated to purchase the Equipment and to lease the same to Lessee if and only if, Lessor receives on or before the "Commitment Expiration Date" set forth in the applicable Lease Schedule, the related Acceptance Certificate and said Lease Schedule (both executed by Lessee), and such other documents and assurances as Lessor may reasonably request. If for any reason a Lease does not commence by such Commitment Expiration Date, Lessor shall have no obligation to purchase the Equipment and Lessor may reassign to Lessee all rights under the Purchase Documents and Lessee shall be liable to (a) Seller for any payment due under the Purchase Documents or (b) Lessor for any payment made by it to Seller thereunder and any unpaid interim rent owing Lessor related to such payment.

6.   DISCLAIMER OF WARRANTIES
LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, OR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaim any reliance upon any statements or representations made by Lessor. For so long as no Event of Default exists. Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by law, and shall apply any recoveries first to repair or restore the Equipment. If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against the Lessor, and Lessee shall nevertheless pay all rentals and other sums payable under the Lease. Lessee acknowledges that neither the manufacturer or supplier of the Equipment nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representative or agent thereof, is an agent of Lessor, and no agreement or representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

7.  REPRESENTATIONS, WARRANTIES AND COVENANTS
As of the execution date of each Lease. Lessee represents and warrants to and covenants with Lessor as follows: (a) Lessee is duly organized and existing in good standing under the laws of the state of its organization and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) the execution, delivery and performance by Lessee of its obligations under this Master Agreement and each Lease have been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, do not require any further shareholder or partner approval, do not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and do not contravene any law binding on Lessee or contravene Lessee's certificate or articles of incorporation, or its by-laws or partnership certificate, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Master Agreement and each lease have been duly executed and delivered by Lessee and constitute legal, valid and binding obligations of Lessee enforceable in accordance with there terms; (d) there are material adverse changes in the financial condition or operation of Lessee since the date of its financial statements most recently provided to Lessor nor any pending or threatened actions or proceedings before any court or administrative agency which may materially adversely affect Lessee's financial condition or operations, and all information so provided is, and all information hereafter furnished will be true and correct in all material respects; (e) Lessor has not selected, manufactured or supplied the Equipment and has acquired any Equipment subject to the Lease solely in connection with the Lease and Lessee has either
(i) received, reviewed and approved the terms of the associated Purchase Documents or (ii) has been informed by Lessor (x) of the identity of the seller,
(y) that Lessee may have rights under the Purchase Documents and (z) that Lessee may contact seller for a description of such rights; (f) the Lessee has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Lessee or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Lessee believes that all computer applications that are material to its or any of Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "year 2000 compliant"), except to extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

8.  INDEMNITY
Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any and all harm liabilities, losses, damages, claims and expenses of every kind and nature), other than those directly caused by Lessor's gross negligence or willful misconduct arising out of or in connection with the manufacture, purchase, shipment and delivery to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operation, use, return or other disposition of the Equipment, including, without limitation, any of such as may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment, normal wear and tear excepted; and (c) any obligation or liability to the manufacturer and any supplier of the Equipment arising under the Purchase Documents other than the obligation to purchase the Equipment in accordance with terms of the Lease. The covenants and indemnities contained in this Section 8 and in Section 9 shall survive the expiration or other termination of the Lease.

9.  TAXES AND OTHER CHARGES
Lessee shall reimburse Lessor (or pay directly to the appropriate taxing authority if, and only if, so instructed by Lessor) all license fees, assessments and sales, use, gross receipts, property, ad, valorem, excise, privilege and other taxes (including any related interest and penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon Lessor, Lessee, any Lease or any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). The foregoing indemnity shall continue in full force and effect notwithstanding the expiration or other termination of the Lease.

10.  DEFAULT
The occurrence of any one or more of the following events shall be deemed on "Event of Default" under each and every Lease: (a) Lessee shall fail to make any payment, of rent or otherwise, under any Lease when such payment is due: or (b) Lessee shall fail to perform or observe any covenant, condition or agreement under any Lease, and such failure continues for 10 days after Lessee's first knowledge of such failure: or, if more than 10 days are reasonably required to cure such failure. Lessee fails to commence and to diligently pursue the performance of such obligations within such 10 day Lessor or any parent, subsidiary or affiliated company of Lessor, or if Lessee shall default in the performance of or compliance with any term contained in any agreement or instrument with respect to such indebtedness, if the effect of such default is to cause or permit such indebtedness to become due prior to its stated maturity: or (d) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document heretofore or hereafter furnished to Lessor in connection herewith, including, without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (e) the death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or business, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties or business, or Lessee suffers the entry of an order for relief under Title II of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors: or (f) Lessee shall default in meeting any of its trade, tax, borrowing or other obligations as they mature, except to the extent Lessee is contesting any such obligations in good faith and has established adequate reserves therefor: or (g) Lessee ceases doing business as a going concern or there is a change in the legal structure of ownership of Lessee, or a consolidation or merger of Lessee into or with another entity, which results, in the opinion of Lessor, in a material adverse change in the ability of Lessee to perform its obligations under the Lease: or (h) any event or condition set forth in subsections (b), (c), (d), (e), (f) or (g) of this Section 10 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of the Lease. Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition that, upon the giving of notice or lapse of time, or both, may become an Event of Default.

11.  REMEDIES
Upon the occurrence of any Event of default, Lessor may, at its sole option and discretion, to the extent permitted by applicable law, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to, upon written demand of Lessor and at Lessee's expense, promptly return any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 19, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessee for or by reason of damage to property on such entry or taking possession: (b) sell any or all the Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee: (c) remedy such default, including making repairs or modifications to the Equipment, for the account of and the expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses incurred in connection therewith: (d) by written notice to Lessee, terminate any or all Leases, as such notice shall specify, and, with respect to such terminated Leases, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) all rental payments accrued and unpaid, plus interest and late charges thereon, calculated as of the date payment is actually made, plus (ii) the net present value of all rental payments to become due during the remaining Term of each such Lease, discounted a the rate of 5% per annum, plus the amount of any purchase or renewal option or obligation with respect to such Equipment, or, if there is no such option or obligation, ten the fair market value of the Equipment at the end of such Term, as estimated by Lessor in its sole, reasonable discretion, calculated as of the date payment is actually made, plus (iii) all other amounts then payable to Lessor under the Lease, provided, however, that any acceleration or prepayment of the unpaid rentals under the Lease shall be subject to all applicable laws, including rebates of unearned charges. If in any event whatsoever, Lessor shall receive anything of value deemed interest under applicable law which would exceed the maximum amount of interest permissible under applicable law, the excess amount shall be applied to reduction of the unpaid principal balance owing under the Lease, if any, or shall be refunded to Lessee: (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time as it sees fit to reduce any amounts due to Lessor; and (f) exercise any other right or remedy which may be available to it under applicable law, or proceed by appropriate court action to enforce the terms of the Lease or to recover damages for the breach thereof, including reasonable attorneys' fees and court costs. No remedy referred to in this Section 11 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of anyone or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of the Lease. At any sale of the Equipment pursuant to the Section 11, Lessor may bid for and purchase the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least ten (10) days prior to the sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, Lessor shall give Lessee credit for any sums actually received by Lessor from the disposition of the Equipment after deduction of expenses of disposition and the amounts due to Lessor under subsection (d) above. Termination shall occur only upon written notice by Lessor and only with respect to such Equipment, as Lessor shall specify in such notice. Termination under this Section 11 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees and the costs of repossessing, storing, insuring, reletting, selling and disposing of any and all Equipment. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statue or otherwise which may require Lessor to sell, lease or otherwise use nay of the Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies under the Lease.

12.  NOTICES
All notices and demands required or permitted to be given under a Lease shall be given in writing and shall be delivered in person or sent by certified mail, return receipt requested, or by overnight courier service to the attention of, in the case of Lessor, Customer Administration, and to Lessee at the addresses hereinabove set forth, or to such other address as the party to receive notice hereafter designates by such written notice. All notices shall be deemed given when received, when delivery is refused or when such notices are returned for failure to be called for.

13.  USE: REPAIRS: LOSS AND DAMAGE
Lessee will cause the Equipment to be operated in accordance with any applicable manufacturer's manuals, instructions requirements by competent and duly qualified personnel only, in accordance with applicable requirements of law, if any and for business purposes only. Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order, in accordance with any applicable manufacturer's manuals, instructions or requirements and shall furnish all parts, mechanisms, devices and servicing required therefor. All such parts, mechanisms and devices shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. If the Equipment is such that Lessee is not normally capable or maintaining it, Lessee at its expense, shall enter into and maintain in full force and effect throughout the term of the Lease, a maintenance contract for the Equipment with its manufacturer or vendor, or a maintenance contractor previously approved in writing by Lessor (each a "Maintenance Organization"). Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date on which (a) the Equipment is ordered, or (b) Lessor pays the purchase price of the Equipment, and continuing until its return as set forth in Section 19 hereof. If any item shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, seizure or requisition of title to or use of any Item, then, at Lessor's option, Lessee shall promptly (i) pay to Lessor an amount equal to the greater of (x) the full replacement value of such Item or (y) the net present value of all rental payments then remaining unpaid for the Term of the applicable Lease, discounted at the rate of 5% per annum, plus the amount of any purchase or renewal option or obligation with respect to such items or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such Term, as estimated by Lessor in its sole, reasonable discretion, or (ii) replace the affected Equipment. If Lessor requires Lessee to replace the affected Item(s), Lessee shall purchase, in Lessor's name, equipment either identical to the affected Equipment or if identical equipment is not readily available, then equipment from the same manufacturer or such other manufacturer acceptable to Lessor that performs substantially the same function at substantially the same or greater speed and capacity as the Equipment and the Lease shall continue as if no such loss, theft, destruction, damage or condemnation had occurred without abatement of any payments due under the Lease. Lessee shall take all action necessary to vest unencumbered and unrestricted title in Lessor to any equipment purchased by it pursuant to this Section 13.

14.  INSURANCE
Lessee shall procure and maintain, upon such terms, with such deductibles and with such companies as Lessor may approve, during the entire term of the Lease, at Lessee's expense (a) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable: and (b) All Risk Physical Damage Insurance, including earthquake and flood, on each Item, in an amount not less than the greater of (i) the full replacement value of such Item, or (ii) the net present value of all rental payments then remaining unpaid for the Term of the Lease, discounted at the rate of 5% perannum, plus the amount of any purchase of renewal option or obligation with respect to such Items or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such Term, as estimated by Lessor in its sole reasonable discretion. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waiver Lessee's right and its insurance carrier's right of subrogation against Lessor for any and all loss or damage. In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverages as Lessor may reasonably require from time to time during the term of the Lease. All policies shall contain a clause requiring the insurer to furnish Lessor with at least 30 days prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of the Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverages are in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of the failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by Lessee as additional rentals. Lessee hereby inevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under the All Risk Physical Damage insurance and to endorse Lessee's name on any checks. Drafts or other instruments in payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment or any part thereof.

15.  LIMITATION OF LIABILITY
Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use or production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

16.  FURTHER ASSURANCES
Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of the Lease. Lessee shall provide to Lessor within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles. Annual financial statements shall be audited. Lessee shall execute and deliver to Lessor upon Lessor's request such instruments and assurances as Lessor deems necessary for the confirmation, preservation or perfection of the Lease and Lessor's rights Thereunder, including, without limitation, such corporate resolutions, incumbency certificates and opinions of counsel as Lessor may request from time to time, and all schedules, forms and other reports as may be required to satisfy obligations imposed by taxing authorities. In furtherance thereof, Lessor may file or record the Lease or a memorandum or a photocopy thereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, on behalf of Lessee, file and record UCC financing statements and other lien recordation documents with respect to the Equipment. Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings. The filing of UCC financing statements is precautionary and shall not be evidence that the Lease is intended as security. If the Lease is determined for any reason not to constitute a lease, Lessee grants Lessor a security interest in the Equipment and the proceeds thereof, including the re-lease, sale or other disposition of the Equipment.

17.  ASSIGNMENT
The Lease and all rights of Lessor thereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder. Any such assignment shall not relieve Lessor of its obligations thereunder unless specifically assumed by the assignee, and Lessee agrees it shall not assert any defense, right of set-off of counterclaim against any assignee to which Lessor shall have assigned its rights and interests hereunder, nor hold or attempt to hold such assignee liable for any of Lessor's obligations hereunder. LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGAITONS UNDER THE LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

18.  LESSEE'S OBLIGATIONS UNCONDITIONAL
The Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable by Lessee and that its obligation to pay all rent and any other amounts owing under the Lease shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment of anyone else for any reason whatsoever: or (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment. Each rent or other payment made by Lessee hereunder shall be final, and Lessee will not seek to recover all or any part of such payment form Lessor for any reason whatsoever.

19.  RETURN OF EQUIPMENT
Upon expiration of the term of the Lease or upon demand of Lessor as provided in
Section 11, Lessee, at its own expense, shall immediately return the Equipment in the same condition as when delivered to Lessee, ordinary wear and tear excepted, to such location as Lessor shall designate. The Equipment shall be returned free and clear of all liens, encumbrances and rights of others. Upon the return of the Equipment to the Lessor, Lessee shall arrange and pay for such repairs, if any, as are necessary for the manufacturer of the Equipment of Maintenance Organization to accept the Equipment under a maintenance contract at its then standard rates. The risk of loss of the Equipment shall remain with Lessee until the returned Equipment is accepted Lessor or such other entity to whom the Equipment is returned, and Lessee shall maintain insurance on the Equipment in accordance with Section 14 until such acceptance occurs. Unless and until the Equipment is returned and accepted as herein provided, or otherwise disposed of by written agreement of Lessor and Lessee, the term of the Lease with respect to such Equipment shall continue on a month-to-month basis terminable by Lessor upon 30 days advance written notice at a rent per month equal to the highest monthly rent for the equipment payable during the initial term.

20.  ENFORCEABLILITY: COUNTERPARTS: GOVERNING LAW
Any provision of this Master Agreement or any Lease Schedule which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of the Master Agreement and such Lease Schedule, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provisions of law, which render any provision hereof unenforceable in any respect. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the Lease. Lessor reserves the right to charge Lessee for its provision of administrative services related to this Master Agreement or any Lease Schedule issued pursuant hereto. The captions in this Master Agreement are for convenience only and shall not define or limit any of the terms hereof. Each Lease may be executed in one or more counterparts, each of which shall be deemed an original as between the parties thereto, but here shall be a single executed original of each Lease which shall be marked "Counterpart No. 1": all other counterparts shall be marked with other counterpart numbers. To the extent, if any, that a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code); no security interest in the Lease may be created through the transfer or possession of any counterpart other then Counterpart No.
1. The Master Agreement is incorporated by reference in each lease and shall not be chattel paper by itself.

THIS MASTER AGREEMENT AND ANY LEASE SCHEDULE ISSUED PURSUANT HERTO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFONIA. LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL DISTRICT COURT IN ORANGE COUNTY. CALIFORNIA FOR THE PURPOSES OF ANY SUIT. ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER. AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE AND LESSOR EACH HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS MASTER AGREEMENT AND ANY LEASE SCHEDULE ISSUED PURSUANT HERETO. Any action by Lessee against Lessor for nay cause or action under a Lease shall be brought within on year after any such cause of action fist accrues. THIS MASTER
AGREEMENT, CONSISTING OF TWENTY SECTIONS, THE LEASE AND ANY ADDENDA OR SUPPLEMENTS HERTO OR THERETO, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL AGREEMENTS EXIST. The Lease may not be amended, nor may any rights thereunder be waived, except by an instrument in writing signed by the party charged with such amendment or waiver. The term "Lessee" as used herein shall mean and include any and all Lessees who sign Lease, each of whom shall be jointly and severally bound thereby.

By execution hereof, the signer certifies that he or she had read, accepted and July executed this Master Lease Agreement on behalf of Lessee.

By: /s/ J. Jeffery Morris
   ----------------------------------
   J. Jeffery Morris

Title: President


Lessee: Centennial Technologies, Inc.

By: /s/ Richard Pulsifer
   ----------------------------------
   Richard Pulsifer

Title: CFO

This Master Agreement is incorporated by reference in the Lease and is not chattel paper by itself.

                                 LEASE SCHEDULE

MASTER LEASE AGREEMENT NO. M2038
LEASE SCHEDULE NO. 900-01

Between GLOBAL VANTAGE LTD.(LESSOR)
and CENTENNIAL TECHNOLOGIES, INC. (LESSEE)

1.   EQUIPMENT DESCRIPTION:

QUANTITY                   ITEM             MODEL/SERIAL NO.

See attached Equipment Lease Schedule A

2.   EQUIPMENT LOCATION:

The  above-referenced  Equipment  is to be  delivered to and located on Lessee's
premises at:           7 Lopez Road, Wilmington, MA 01887

3.   RENTAL TERM: 48 Months

4.   RENTAL:

The first payment in the amount of $9,944.20 is due _____________, 2000

Subsequent rental payments will be in the same amount and due on the same day MONTHLY thereafter.

5.   NUMBER AND AMOUNT OF ADVANCE RENTAL PAYMENTS:

NUMBER: First              AMOUNT: $9,940.20

6.   Purchase Amount: RETURN, RENEW, UPGRADE OR PURCHASE(FMV)

7. THIS SCHEDULE AND ITS TERMS AND CONDITIONS ARE HEREBY INCORPORATED BY REFERENCE IN THE ABOVE EQUIPMENT LEASE AGREEMENT. LESSEE PERMITS LESSOR TO INSERT MODEL AND SERIAL NUMBERS OF EQUIPMENT WHEN DETERMINED BY LESSOR.


LESSEE:                                      LESSOR:
Centennial Technologies, Inc.                         Global Vantage Ltd.

By: /s/ Richard Pulsifer                              By: /s/ J. Jeffery Morris
   ---------------------                                 -----------------------
   Richard Pulsifer                                      J. Jeffery Morris
Title: CFO                                            Title: President



                                           Accepted this ___ day of ______, 20__
                                           At _____________, ___.

                                                             GLOBAL VANTAGE LTD.
     1350 OLD BAYSHORE HIGHWAY, SUITE 500, BURLINGAME, CA  94010  (650) 401-8100
--------------------------------------------------------------------------------

                           EQUIPMENT LEASE SCHEDULE A

Master Lease Agreement No.: M2038
Equipment Agreement No.:   900-01


LESSOR: GLOBAL VANTAGE LTD.

LESSEE: CENTENNIAL TECHNOLOGIES, INC.

Reference Date: September 29, 2000
Equipment leased (the Equipment) is described as follows:

Quantity             Item Description                                Page 1 of 2
--------------------------------------------------------------------------------
Vendor: Phillips Electronic Manufacturing Technology, 5110 NcGinnis Ferry Road,
                              Alpharetta, GA 30005


1       PA 2255/01 PPS Basic+Optimizer. NT Version 6.0 (required for 1 machine)
1 PA 2256/01 PPS Extended.NT Version 6.0; required for multi machines (must have PPS Basic+Optimizer, PA 2255/00
2       GEM TOPAZ-X INCLUDING:
8       Standard placement heads
8       FCN placement heads
24      FCN Nozzles for FCN heads (including 4x72F, 4x73F)
8       ANE Nozzles for Std Heads (including 4x72A)
2       Spare Parts Kit (including 1x extra ANE Nozzle of each type 71A-74A)
2       Auto Nozzle Exchange System for Topaz-X (18 pos. wo/nozzle)
6       Nozzle Type 74A, Topaz-X *Extra Nozzles for calibration purposes
2       1x74A/1x76A
2       Line Array Camera system (front side)
2       Hand-Held control keyboard
2       PC Keyboard
2       Fiducial Camera recognition system
2       Color PC Monitor for text
2       B/W Vision Monitor
2       Conveyor system w/auto width adjust (max 440mm/17.3" board)
2       Servo controlled underboard support system w/12 support pins
2       Edge clamping system
6       Feeder lock verify System (front & Rear)
4       Front Feeder bar (20 slots)
2       Rear Feeder bar (50 slots)
2       PC Controller
2       MIS system providing SPC data
2       Toolset
4       Empty tape bin
12      SMEMA Blocks & SMEMA Connection
2       Manual Tray Feeder
2       Area CCD Camera 32mm components: Topaz-X
12      8mm feeder, 0402.2 or 4mm pitch 7" reel
12      8mm feeder, 4mm pitch 7" reel




 /s/ R.P.   Initials
-----------

                           EQUIPMENT LEASE SCHEDULE A

Master Lease Agreement No.: M2038
Equipment Agreement No.:   900-01


LESSOR: GLOBAL VANTAGE LTD.

LESSEE: CENTENNIAL TECHNOLOGIES, INC.

Reference Date: September 29, 2000
Equipment leased (the Equipment) is described as follows:

Quantity             Item Description                                Page 2 of 2
--------------------------------------------------------------------------------


1       Tapefeeder storage cart
2       Lynx-in-a-Box Conveyor, 500mm, 1-Zone, Large, Including:
2       Hank Crank, inspect button, dual speed control
2       Lynx-in-a-Box Chain Conveyor, 1500mm, Large, Including:
2       Hand Crank, PCB sensor, audible/visual alarm
1       Forced Convection reflow/cure system with
1       6 Heated zones top and bottom
1       2 Cooling zones with Analogic Windows software package
1       Left-to-right transport, Heller Color
1       208 V-3 Phase Configuration
1       Edge Hold Conveyor (power adjust)
1       Automatic Lubrication System for Edge-Hold Conveyor




THIS SCHEDULE IS ATTACHED TO AND MADE A PART OF THAT MASTER LEASE AGREEMENT REFERENCED ABOVE


LESSEE:                                               LESSOR:
Centennial Technologies, Inc.                         Global Vantage Ltd.

By: /s/ Richard Pulsifer                              By: /s/ J. Jeffery Morris
   ---------------------                                 -----------------------
   Richard Pulsifer                                      J. Jeffery Morris
Title: CFO                                            Title: President

Date: September 29, 2000                              Date:
     -------------------                                   ---------------------